UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
May 22, 2007
(Date of report; date of
earliest event reported)
Commission file number: 0-51438
RESIDENTIAL CAPITAL, LLC
(Exact name of registrant as specified in its charter)

Delaware	20-1770738
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
8400 Normandale Lake Boulevard
Minneapolis, Minnesota
55437
(Address of principal executive offices)
(Zip Code)
(952) 857-8700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Underwriting Agreement
Form of Floating Rate Note due 2009
Form of 6.50% Note due 2012
Opinion of Mayer, Brown, Rowe & Maw LLP

Item 9.01 Financial Statements and Exhibits
The following documents are filed with reference to and are hereby incorporated by reference into the Registration Statements on Form S-3 (File Nos. 333-128689 and 333-143138), as amended, filed with the Securities and Exchange Commission by, inter alia, Residential Capital, LLC.

Exhibit No.	Document Description

1.1	Underwriting Agreement, dated May 22, 2007, among Banc of America Securities LLC, J.P. Morgan Securities Inc. and Greenwich Capital Markets, Inc., as Representatives of the several underwriters named therein, Residential Capital, LLC and the Subsidiary Guarantors named therein.

4.1	Form of Floating Rate Note due 2009 and Guarantees of Subsidiary Guarantors relating thereto.

4.2	Form of 6.50% Note due 2012 and Guarantees of Subsidiary Guarantors relating thereto.

5.1	Opinion of Mayer, Brown, Rowe & Maw LLP, as to the validity of the Notes issued by Residential Capital, LLC and the Guarantees issued by the Subsidiary Guarantors named therein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESIDENTIAL CAPITAL, LLC (Registrant)
Dated: May 25, 2007	/s/ James N. Young
James N. Young
Chief Accounting Officer and Controller

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 22, 2007, among Banc of America Securities LLC, J.P. Morgan Securities Inc. and Greenwich Capital Markets, Inc., as Representatives of the several underwriters named therein, Residential Capital, LLC and the Subsidiary Guarantors named therein.

4.1	Form of Floating Rate Note due 2009 and Guarantees of Subsidiary Guarantors relating thereto.

4.2	Form of 6.50% Note due 2012 and Guarantees of Subsidiary Guarantors relating thereto.

5.1	Opinion of Mayer, Brown, Rowe & Maw LLP, as to the validity of the Notes issued by Residential Capital, LLC and the Guarantees issued by the Subsidiary Guarantors named therein.